DERIVED INFORMATION [9/19/06]

[$1,069,750,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,080,750,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2006-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

HEAT 2006-7
TOTAL

Total Number of Loans		5,568
Total Loan Balance		1,095,034,662
Average Loan Balance		196,666
WA CLTV (w/o Silent Seconds)		80.0%
WAC		8.26%
WA FICO		632
WALA		2
WAM		352
Fxd Rate		19.5
IOs		15.3
MH		0.0
1st Lien		96.2
2nd Lien		3.8
Occupancy--OO		94.7
Doc Type--Full/Alternative		54.1
Stated Doc		30.3
Cash Out Refi		48.4
Purchase		46.1
Loans with silent seconds :
% of Portfolio w/ SS		41.3%
$ amount		452,121,022
# of First Liens w/ SS		1,953
CLTV of Total Portfolo (that includes silent 2nds)		87.9%
California		30.7%
Prepay Penalties		76.1%
Pre-Funding Balance
Expected Final Pool		1,100,000,100

Mortgage Rate
	Balance
5.000 - 5.499	4,191,354	0.4%
5.500 - 5.999	22,069,581	2.0%
6.000 - 6.499	127,374,001	11.6%
6.500 - 6.999	146,593,670	13.4%
7.000 - 7.499	251,731,798	23.0%
7.500 - 7.999	141,077,210	12.9%
8.000 - 8.499	170,125,785	15.5%
8.500 - 8.999	71,966,676	6.6%
9.000 - 9.499	73,719,866	6.7%
9.500 - 9.999	24,993,407	2.3%
10.000 - 10.499	21,440,988	2.0%
10.500 - 10.999	11,605,153	1.1%
11.000 - 11.499	16,060,690	1.5%
11.500 - 11.999	7,855,759	0.7%
12.000 - 12.499	2,964,780	0.3%
12.500 - 12.999	761,230	0.1%
13.000 - 13.499	235,433	0.0%
13.500 - 13.999	66,349	0.0%
14.000 - 14.499	200,932	0.0%
Total:	1,095,034,662	100.0%

Gross Margin
	Balance
2.000 - 2.500	4,468,469	0.4%
2.500 - 2.999	1,337,361	0.1%
3.000 - 3.499	5,486,694	0.5%
3.500 - 3.999	7,107,816	0.6%
4.000 - 4.499	18,328,769	1.7%
4.500 - 4.999	39,762,700	3.6%
5.000 - 5.499	185,358,413	16.9%
5.500 - 5.999	265,177,062	24.2%
6.000 - 6.499	118,554,273	10.8%
6.500 - 6.999	151,983,958	13.9%
7.000 - 7.499	36,559,834	3.3%
7.500 - 7.999	29,551,321	2.7%
8.000 - 8.499	12,009,340	1.1%
8.500 - 8.999	3,833,600	0.4%
9.000 - 9.499	1,737,053	0.2%
9.500 - 9.999	144,229	0.0%
Fixed	213,447,849	19.5%
Total:	1,094,848,741	100%

ARM Maximum Rate
	Balance
10.500 - 10.999	319,920	0.0%
11.000 - 11.499	4,150,227	0.5%
11.500 - 11.999	15,003,561	1.7%
12.000 - 12.499	27,656,952	3.1%
12.500 - 12.999	111,772,729	12.7%
13.000 - 13.499	115,628,999	13.1%
13.500 - 13.999	182,293,709	20.7%
14.000 - 14.499	107,205,352	12.2%
14.500 - 14.999	138,731,746	15.7%
15.000 - 15.499	64,889,315	7.4%
15.500 - 15.999	62,864,004	7.1%
16.000 >=	51,070,300	5.8%
Total:	881,586,813	100%

ARM Minimum Rate
	Balance
2.000 - 2.499	814,564	0.1%
3.000 - 3.499	2,919,931	0.3%
4.500 - 4.999	378,705	0.0%
5.000 - 5.499	1,571,973	0.2%
5.500 - 5.999	10,795,498	1.2%
6.000 - 6.499	19,968,173	2.3%
6.500 - 6.999	101,634,609	11.5%
7.000 - 7.499	123,202,852	14.0%
7.500 - 7.999	206,849,135	23.5%
8.000 - 8.499	116,270,310	13.2%
8.500 - 8.999	140,625,807	16.0%
9.000 - 9.499	60,525,505	6.9%
9.500 - 9.999	58,970,672	6.7%
10.000 - 10.499	17,545,446	2.0%
10.500 - 10.999	11,913,277	1.4%
11.000 - 11.499	4,163,615	0.5%
11.500 - 11.999	1,976,015	0.2%
12.000 - 12.499	1,460,725	0.2%
Total:	881,586,813	100%

Initial Cap (%)
	Balance
1.00	463,643	0.1%
1.50	93,530,990	10.6%
2.00	219,341,907	24.9%
3.00	558,946,866	63.4%
5.00	5,374,208	0.6%
6.00	3,929,200	0.4%
Total:	881,586,813	100%

Periodic Cap (%)
	Balance
1.00	777,136,044	88.2%
1.50	98,789,823	11.2%
2.00	5,660,946	0.6%
Total:	881,586,813	100%

CLTV's (w/0 Silent Seconds)
	Balance
0.01 - 50.00	22,939,918	3.6%
50.01 - 55.00	12,057,551	1.9%
55.01 - 60.00	21,888,729	3.4%
60.01 - 65.00	34,807,110	5.4%
65.01 - 70.00	45,566,857	7.1%
70.01 - 75.00	62,914,642	9.8%
75.01 - 80.00	125,814,661	19.6%
80.01 - 85.00	108,455,985	16.9%
85.01 - 90.00	127,331,642	19.8%
90.01 - 95.00	22,523,522	3.5%
95.01 - 100.00	58,613,024	9.1%
Total:	642,913,639	100%

Credit Scores
	Balance
<= 499	466,861	0.0%
500 - 519	31,814,928	2.9%
520 - 539	42,935,641	3.9%
540 - 559	71,758,168	6.6%
560 - 579	68,072,287	6.2%
580 - 599	106,449,475	9.7%
600 - 619	141,889,401	13.0%
620 - 639	127,507,163	11.6%
640 - 659	158,080,352	14.4%
660 - 679	113,378,435	10.4%
680 - 699	91,196,050	8.3%
700 - 719	55,918,805	5.1%
720 - 739	34,879,196	3.2%
740 - 759	23,451,963	2.1%
760 >=	27,235,937	2.5%
Total:	1,095,034,662	100%

DTI
	Balance
<= 0.000	2,619,904	0.2%
0.001 - 11.000	4,198,668	0.4%
11.001 - 16.000	5,377,147	0.5%
16.001 - 21.000	11,225,044	1.0%
21.001 - 26.000	25,441,232	2.3%
26.001 - 31.000	48,706,995	4.4%
31.001 - 36.000	84,323,616	7.7%
36.001 - 41.000	152,865,064	14.0%
41.001 - 46.000	284,348,632	26.0%
46.001 - 51.000	365,972,092	33.4%
51.001 - 56.000	107,444,542	9.8%
56.001 - 61.000	2,064,112	0.2%
66.001 - 71.000	447,614	0.0%
Total:	1,095,034,662	100%

Loan Balance
	Balance
<= 50,000	14,782,577.00	1.4%
50,001 - 100,000	80,444,596.00	7.3%
100,001 - 150,000	127,594,941.00	11.7%
150,001 - 200,000	168,275,753.00	15.4%
200,001 - 250,000	143,464,174.00	13.1%
250,001 - 300,000	122,921,826.00	11.2%
300,001 - 350,000	88,705,607.00	8.1%
350,001 - 400,000	83,449,154.00	7.6%
400,001 - 450,000	67,274,641.00	6.1%
450,001 - 500,000	69,721,293.00	6.4%
500,001 - 550,000	38,865,461.00	3.5%
550,001 - 600,000	31,021,222.00	2.8%
600,001 - 650,000	24,226,507.00	2.2%
650,001 - 700,000	14,980,413.00	1.4%
700,001 - 750,000	8,050,577.00	0.7%
750,001 - 800,000	3,874,827.00	0.4%
800,001 - 850,000	3,266,509.00	0.3%
850,001 - 900,000	1,880,586.00	0.2%
950,001 >=	2,234,000.00	0.2%
Total:	1,095,034,662	100%

Occupancy Types
	Balance
Primary	1,037,507,509	94.7%
Second Home	6,941,072	0.6%
Investor	50,586,080	4.6%
Total:	1,095,034,662	100%

Loan Term
	Balance
120	384,507	0.0%
180	29,775,294	2.7%
240	3,497,702	0.3%
300	765,638	0.1%
360	1,060,611,521	96.9%
Total:	1,095,034,662	100%

Loan Purpose
	Balance
Purchase	504,512,241	46.1%
Refinance - Cashout	530,251,434	48.4%
Refinance - Rate Term	60,270,986	5.5%
Total:	1,095,034,662	100%

Product Type
	Balance
Fixed	213,447,849	19.5%
Floating	881,586,813	80.5%
Total:	1,095,034,662	100%

Interest Only
	Balance
2Y IO	853,500	0.1%
5Y IO	164,775,881	15.0%
10Y IO	1,779,841	0.2%
Non IO	927,625,440	84.7%
Total:	1,095,034,662	100%

Hybrid Types
	Balance
6MO ARM
1/29 ARM
2/28 ARM	709,741,747	64.8%
3/27 ARM	154,062,149	14.1%
5/25 ARM	17,782,917	1.6%
15/15 ARM
Fixed	213,447,849	19.5%
Total:	1,095,034,662	100%

Property Type
	Balance
Single Family	806,456,932	73.6%
PUD	148,760,523	13.6%
2-4 Family	90,672,542	8.3%
Condo	49,144,665	4.5%
MH
Townhouse
Total:	1,095,034,662	100%

Documentation
	Balance
Full	592,697,553	54.1%
Reduced	168,326,710	15.4%
Stated	331,462,485	30.3%
No Doc	2,547,914	0.2%
Total:	1,095,034,662	100%

Lien Priority
	Balance
First	1,053,924,621	96.2%
Second	41,110,041	3.8%
Total:	1,095,034,662	100%

Mortgage Insurance
	Balance
Mortgage Insurance
Not Insured	1,095,034,662	100.0%

Coverage Down to:

Total:	1,095,034,662	100.0%

	Originator	Servicer
[Names of originators & servicers]

Geographic Distribution-States
State	Balance
Alabama	4,148,220	0.4%
Alaska	4,513,349	0.4%
Arizona	55,340,799	5.1%
Arkansas	2,121,980	0.2%
California	335,924,526	30.7%
Colorado	21,670,125	2.0%
Connecticut	9,600,757	0.9%
Delaware	1,300,937	0.1%
District of Columbia	3,645,433	0.3%
Florida	143,852,002	13.1%
Georgia	23,581,059	2.2%
Hawaii	5,170,420	0.5%
Idaho	8,337,143	0.8%
Illinois	58,130,737	5.3%
Indiana	4,148,319	0.4%
Iowa	2,610,254	0.2%
Kansas	3,387,365	0.3%
Kentucky	4,332,156	0.4%
Louisiana	3,457,174	0.3%
Maine	1,312,586	0.1%
Maryland	32,366,427	3.0%
Massachusetts	10,033,511	0.9%
Michigan	13,317,468	1.2%
Minnesota	12,044,266	1.1%
Mississippi	1,867,065	0.2%
Missouri	11,828,984	1.1%
Montana	542,219	0.1%
Nebraska	1,439,673	0.1%
Nevada	31,782,358	2.9%
New Hampshire	1,617,445	0.1%
New Jersey	23,021,683	2.1%
New Mexico	4,609,246	0.4%
New York	52,421,325	4.8%
North Carolina	8,705,454	0.8%
Ohio	20,720,818	1.9%
Oklahoma	3,955,732	0.4%
Oregon	29,405,767	2.7%
Pennsylvania	12,196,258	1.1%
Rhode Island	7,697,739	0.7%
South Carolina	5,561,150	0.5%
Tennessee	8,530,198	0.8%
Texas	14,303,847	1.3%
Utah	7,651,837	0.7%
Vermont	417,476	0.0%
Virginia	30,560,697	2.8%
Washington	46,160,535	4.2%
West Virginia	1,225,078	0.1%
Wisconsin	3,306,913	0.3%
Wyoming	1,158,149	0.1%
Total:	1,095,034,662	100%

Geographic Distribution-MSAs
MSA	Balance
Abilene TX MSA	87,849	0.8%
Akron, OH	3,246,449	29.6%
Albany GA MSA	153,239	1.4%
Albany-Schenectady-Troy, NY	2,502,200	22.9%
Albuquerque, NM	2,579,211	23.6%
Allentown-Bethlehem-Easton PA MSA	2,179,706	19.9%
Altoona PA MSA	82,746	0.8%
Amarillo, TX	110,306	1.0%
Anchorage AK MSA	4,436,044	40.5%
Ann Arbor MI PMSA	454,009	4.1%
Appleton-Oshkosh-Neenah, WI	140,104	1.3%
Asheville NC MSA	205,758	1.9%
Athens GA MSA	143,953	1.3%
Atlanta, GA	18,858,764	172.2%
Atlantic-Cape May, NJ	1,469,235	13.4%
Augusta-Aiken GA-SC MSA	340,816	3.1%
Austin-San Marcos, TX	485,578	4.4%
Bakersfield CA MSA	10,726,044	98.0%
Baltimore, MD	17,143,117	156.6%
Bangor ME NECMA	52,171	0.5%
Baton Rouge, LA	1,562,373	14.3%
Beaumont-Port Arthur TX MSA	59,877	0.5%
Bellingham WA MSA	277,859	2.5%
Benton Harbor MI MSA	325,937	3.0%
Bergen-Passaic, NJ	4,181,299	38.2%
Billings MT MSA	282,269	2.6%
Biloxi-Gulfport-Pascagoula, MS	412,317	3.8%
Binghamton NY MSA	55,171	0.5%
Birmingham, AL	1,867,798	17.1%
Bloomington IN MSA	92,200	0.8%
Bloomington-Normal IL MSA	532,104	4.9%
Boise City, ID	6,435,416	58.8%
Boston-Wrcstr-Lwrnce-Lowll-Brcktn, MA-NH	9,433,028	86.1%
Boulder-Longmont CO PMSA	176,576	1.6%
Brazoria TX PMSA	101,513	0.9%
Bremerton WA PMSA	590,002	5.4%
Brownsville-Harlingen-San Benito TX MSA	535,297	4.9%
Bryan-College Station TX MSA	202,364	1.8%
Buffalo-Niagara Falls, NY	374,109	3.4%
Burlington VT NECMA	384,496	3.5%
Canton-Massillon, OH	110,202	1.0%
Casper WY MSA	526476	0.048
Cedar Rapids, IA	269357	0.025
Champaign-Urbana, IL	181452	0.017
Charleston-North Charleston, SC	1537637	0.14
Charlottesville VA MSA	317915	0.029
Charlotte-Gastonia-Rock Hill, NC-SC	3472953	0.317
Chattanooga, TN-GA	1063468	0.097
Cheyenne WY MSA	195138	0.018
Chicago, IL	54796060	5.004
Chico-Paradise CA MSA	1323852	0.121
Cincinnati, OH-KY-IN	5225215	0.477
Clarksville-Hopkinsville TN-KY MSA	93027	0.008
Cleveland-Lorain-Elyria, OH	3115572	0.285
Columbia MO MSA	180985	0.017
Columbia, SC	868773	0.079
Columbus GA-AL MSA	724159	0.066
Columbus, OH	4073145	0.372
Corvallis OR MSA	201303	0.018
Cumberland MD-WV MSA	253614	0.023
CO Springs, CO	2570877	0.235
Dallas, TX	2518394	0.23
Davenport-Moline-Rock Island, IA-IL	290270	0.027
Daytona Beach, FL	5620341	0.513
Dayton-Springfield, OH	1553448	0.142
Decatur AL MSA	149047	0.014
Denver, CO	13474449	1.231
Des Moines, IA	1268090	0.116
Detroit, MI	9499301	0.867
Dover DE MSA	243485	0.022
Duluth-Superior MN-WI MSA	205271	0.019
Dutchess County NY PMSA	1196770	0.109
El Paso, TX	859518	0.078
Enid OK MSA	95793	0.009
Erie PA MSA	198858	0.018
Eugene-Springfield, OR	2880032	0.263
Evansville-Henderson IN-KY MSA	204573	0.019
Fayetteville NC MSA	239268	0.022
Fayetteville-Springdale-Rogers AR MSA	1401008	0.128
Flagstaff Arizona-Utah MSA	395809	0.036
Flint MI PMSA	590773	0.054
Florence AL MSA	59966	0.005
Florence SC MSA	21960	0.002
Fort Collins-Loveland CO MSA	612629	0.056
Fort Lauderdale, FL	25149207	2.297
Fort Myers-Cape Coral, FL	13460740	1.229
Fort Pierce-Port St. Lucie FL MSA	3022123	0.276
Fort Walton Beach FL MSA	792962	0.072
Fort Wayne, IN	237327	0.022
Fort Worth-Arlington, TX	1487072	0.136
Fresno CA MSA	9683876	0.884
Gainesville, FL	670286	0.061
Galveston-Texas City TX PMSA	258716	0.024
Gary, IN	1097927	0.1
Glens Falls NY MSA	258655	0.024
Goldsboro NC MSA	106411	0.01
Grand Junction CO MSA	434938	0.04
Grand Rapids-Muskegon-Holland, MI	527777	0.048
Greeley CO PMSA	1923503	0.176
Green Bay, WI	119095	0.011
Greensboro-Winston Salem-High Point, NC	1517171	0.139
Greenville NC MSA	209010	0.019
Greenville-Spartanburg-Anderson, SC	1314627	0.12
Hagerstown MD PMSA	185000	0.017
Hamilton-Middletown OH PMSA	334200	0.031
Harrisburg-Lebanon-Carlisle PA MSA	324817	0.03
Hartford, CT	2227260	0.203
Hickory-Morgantown-Lenoir NC MSA	256995	0.023
Honolulu, HI	3621646	0.331
Houma LA MSA	88271	0.008
Houston, TX	5009154	0.457
Huntington-Ashland WV-KY-OH MSA	323583	0.03
Huntsville AL MSA	170232	0.016
Indianapolis, IN	875502	0.08
Jackson TN MSA	81551	0.007
Jacksonville NC MSA	61991	0.006
Jacksonville, FL	6472713	0.591
Jackson, MS	602932	0.055
Jamestown NY MSA	230330	0.021
Jersey City, NJ	723099	0.066
Johnson City-Kingsport-Bristol TN-VA MSA	230367	0.021
Johnstown PA MSA	179008	0.016
Joplin MO MSA	268056	0.024
Kalamazoo-Battle Creek, MI	326037	0.03
Kansas City, MO-KS	6068451	0.554
Kenosha WI PMSA	87982	0.008
Killeen-Temple TX MSA	72351	0.007
Knoxville, TN	1033490	0.094
Kokomo IN MSA	107499	0.01
Lafayette IN MSA	106157	0.01
Lake Charles LA MSA	123015	0.011
Lakeland-Winter Haven FL MSA	4981620	0.455
Lansing-East Lansing, MI	721838	0.066
Las Cruces NM MSA	929851	0.085
Las Vegas, NV-AZ	26911275	2.458
Lawton OK MSA	54788	0.005
Lewiston-Auburn ME NECMA	253848	0.023
Lexington, KY	695254	0.063
Lima OH MSA	171129	0.016
Lincoln, NE	609463	0.056
Little Rock-North Little Rock, AR	251950	0.023
Los Angeles-Long Beach, CA	72298756	6.602
Louisville, KY-IN	1092587	0.1
Lubbock TX MSA	148828	0.014
Lynchburg VA MSA	108000	0.01
Macon GA MSA	88657	0.008
Madison, WI	149498	0.014
Mansfield OH MSA	625201	0.057
McAllen-Edinburg-Mission, TX	387287	0.035
Medford-Ashland OR MSA	1470841	0.134
Melbourne-Titusville-Palm Bay, FL	2453881	0.224
Memphis, TN-AR-MS	2843556	0.26
Merced CA MSA	1276405	0.117
Miami, FL	20911782	1.91
Middlesex-Somerset-Hunterdon, NJ	4370841	0.399
Milwaukee-Waukesha, WI	1979922	0.181
Minneapolis-St. Paul, MN-WI	10642631	0.972
Mobile, AL	1036863	0.095
Modesto CA MSA	7296095	0.666
Monmouth-Ocean, NJ	886606	0.081
Monroe LA MSA	659731	0.06
Montgomery, AL	342316	0.031
Muncie IN MSA	62967	0.006
Myrtle Beach, SC	932778	0.085
Naples, FL	2008153	0.183
Nashville, TN	2490582	0.227
Nassau-Suffolk, NY	12822248	1.171
New Haven-Brdgprt-Stmfrd-Dnbry-Wtrbry,CT	6554999	0.599
New London-Norwich CT NECMA	402611	0.037
New Orleans, LA	355703	0.032
New York, NY	32701313	2.986
Newark, NJ	6431351	0.587
Newburgh NY-PA PMSA	943138	0.086
Norfolk-VA Bch-Newport News, VA-NC	10520819	0.961
Oakland, CA	26365674	2.408
Ocala, FL	1374445	0.126
Odessa-Midland TX MSA	64321	0.006
Oklahoma City, OK	1829046	0.167
Olympia WA PMSA	2681469	0.245
Omaha, NE-IA	408090	0.037
Orange County, CA	31531047	2.879
Orlando FL MSA	1820565	0.166
Orlando, FL	18920947	1.728
Panama City FL MSA	709879	0.065
Parkersburg-Marietta WV-OH MSA	71164	0.006
Pensacola, FL	1033585	0.094
Peoria-Pekin, IL	371588	0.034
Philadelphia, PA-NJ	9603992	0.877
Phoenix-Mesa, AZ	48358890	4.416
Pine Bluff AR MSA	71207	0.007
Pittsburgh, PA	1862416	0.17
Pittsfield MA NECMA	95891	0.009
Pocatello ID MSA	365764	0.033
Portland-Vancouver, OR-WA	25264985	2.307
Portland, ME	438449	0.04
Providence-Warwick-Pawtucket, RI	8213659	0.75
Provo-Orem, UT	1284847	0.117
Pueblo CO MSA	816777	0.075
Punta Gorda FL MSA	1817452	0.166
Raleigh-Durham-Chapel Hill, NC	1332313	0.122
Reading PA MSA	398344	0.036
Redding CA MSA	1990986	0.182
Reno, NV	5489868	0.501
Richland-Kennewick-Pasco, WA	651358	0.059
Richmond-Petersburg, VA	4780171	0.437
Riverside-San Bernardino, CA	61210066	5.59
Roanoke VA MSA	116362	0.011
Rochester, NY	330583	0.03
Rockford, IL	408478	0.037
Sacramento, CA	18866033	1.723
Saginaw-Bay City-Midland, MI	358706	0.033
Salem OR MSA	2455252	0.224
Salinas CA MSA	2403821	0.22
Salt Lake City-Ogden, UT	5370407	0.49
San Antonio, TX	884982	0.081
San Diego, CA	20196530	1.844
San Francisco, CA	9944635	0.908
San Jose, CA	14773867	1.349
San Luis Obispo-Atascadero-Paso Robles CA MSA	678660	0.062
Santa Barbara-Santa Maria-Lompoc CA MSA	716000	0.065
Santa Cruz-Watsonville CA PMSA	844500	0.077
Santa Fe NM MSA	483507	0.044
Santa Rosa CA PMSA	2863171	0.261
Sarasota-Bradenton, FL	2968691	0.271
Savannah GA MSA	918176	0.084
Scranton--Wilkes-Barre-Hazleton PA MSA	621014	0.057
Seattle-Bellevue-Everett, WA	22744504	2.077
Sharon PA MSA	92495	0.008
Sherman-Denison TX MSA	54380	0.005
Shreveport-Bossier City, LA	317937	0.029
South Bend, IN	444606	0.041
Spokane, WA	2442707	0.223
Springfield, MA	767289	0.07
Springfield, MO	717981	0.066
State College PA MSA	115146	0.011
Stockton-Lodi CA MSA	8418053	0.769
St. Cloud MN MSA	274625	0.025
St. Joseph MO MSA	240656	0.022
St. Louis, MO-IL	6960611	0.636
Syracuse, NY	298279	0.027
Tacoma, WA	6415259	0.586
Tallahassee, FL	1803279	0.165
Tampa-St. Petersburg-Clearwater FL MSA	2214096	0.202
Tampa-St. Petersburg-Clearwater, FL	16819946	1.536
Toledo, OH	547335	0.05
Trenton, NJ	291136	0.027
Tucson, AZ	3596285	0.328
Tulsa, OK	1548606	0.141
Tyler TX MSA	107904	0.01
Vallejo-Fairfield-Napa CA PMSA	6576809	0.601
Ventura CA PMSA	11252928	1.028
Vineland-Millville-Bridgeton NJ PMSA	412631	0.038
Visalia-Tulare-Porterville CA MSA	4001274	0.365
Waco TX MSA	248704	0.023
Washington, DC-MD-VA-WV	31532700	2.88
West Palm Beach-Boca Raton, FL	6579154	0.601
Wichita, KS	409973	0.037
Williamsport PA MSA	146702	0.013
Wilmington-Newark, DE-MD	963977	0.088
Yakima WA MSA	183486	0.017
Yolo CA PMSA	291843	0.027
Youngstown-Warren, OH	922828	0.084
Yuba City CA MSA	1623927	0.148
Yuma AZ MSA	202681	0.019
Total:	1,095,034,662	10000%